UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 26, 2007
P.F. Chang’s China Bistro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 888-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Section 5 — Corporate Governance and Management.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 26, 2007, the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of P.F. Chang’s China Bistro, Inc. (the “Company”) recommended the election of Kenneth A. May to fill a newly created vacancy on the Board, and on April 26, 2007, the Board elected Mr. May a director of the Company. Mr. May was also elected to serve on the Nominating and Corporate Governance Committee of the Board.
Pursuant to the Company’s director compensation and benefit program, on April 30, 2007, Mr. May received, in connection with his election to the Board, an initial grant of options to purchase up to 8,874 shares of the Company’s common stock. The options vest in equal monthly increments over the course of the year following the grant date.
There were no arrangements or understandings by which Mr. May was named a director. Neither the Company nor any of its subsidiaries was involved in any transactions with Mr. May or his immediate family that are reportable pursuant to Item 404(a) of Regulation S-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 26, 2007, the Board voted to amend Section 2.1 of the Company’s Amended and Restated Bylaws, effective immediately, to increase the size of the Board from seven members to eight members.
Section 9 — Financial Statements and Exhibits.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	May 1, 2007 Press Release by P.F. Chang’s China Bistro, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.
Date: May 2, 2007

/s/ Mark Mumford
Mark Mumford
Chief Financial Officer